POWER OF ATTORNEY

Know all by these presents, I hereby appoint Mark. L. Jones, Elaine Tippitt and
Jeff Dobbs, or any one of them acting alone, to act as my agent and attorney-in-fact for the purpose of completing, executing and filing on my behalf with the Securities and
Exchange Commission, the New York Stock Exchange, Inc. or any other exchange or self regulatory body, any Form 3 "Initial Statement of Beneficial Ownership of
Securities", Form 4 "Statement of Changes in Beneficial Ownership of Securities", Form
5 "Annual Statement of Beneficial Ownership of Securities," or any other similar form to report securities ownership that may, in the opinion of any of them be necessary, with respect to any transaction in securities of W&T Offshore, Inc.

Nothing herein shall relieve me of the responsibility for the accuracy of the information and representations contained in any Form 3, Form 4, Form 5, or other similar form completed, executed and filed pursuant to this power of attorney.

This power of attorney shall supersede all similar prior powers of attorney and will remain effective as to the agents and attorneys-in-fact referred to above until I revoke or amend it by written notice to such persons or until the undersigned is no longer required to file Form 3, Form 4, Form 5 or other similar form completed, executed and filed pursuant to this power of attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on this 10th day of January 2007.

                                                                  /s/ Jeffrey M. Durrant
                                                                  ________________
                                                                  Jeffrey M. Durrant